REGISTERED AND FILED
AS NO:245001 THIS 3rd DAY
OF September, 2010
/s/
Asst. Registrar of Companies
Cayman Islands

THE COMPANIES LAW
EXEMPTED COMPANY LIMITED BY SHARES

MEMORANDUM OF ASSOCIATION
OF

China VantagePoint Acquisition Company

1.	The name of the Company is China VantagePoint Acquisition Company.

2.	The Registered Office of the Company shall be at the offices of Codan Trust Company (Cayman) Limited, Cricket Square, Hutchins Drive, PO Box 2681, Grand Cayman, KY1-1111, Cayman Islands.

3.	Subject to the following provisions of this Memorandum, the objects for which the Company is established are unrestricted.

4.
Subject to the following provisions of this Memorandum, the Company shall have and be capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit, as provided by Section 27(2) of the Companies Law.

5.	Nothing in this Memorandum shall permit the Company to carry on a business for which a licence is required under the laws of the Cayman Islands unless duly licensed.

6.
The Company shall not trade in the Cayman Islands with any person, firm or corporation except in furtherance of the business of the Company carried on outside the Cayman Islands; provided that nothing in this clause shall be construed as to prevent the Company effecting and concluding contracts in the Cayman Islands, and exercising in the Cayman Islands all of its powers necessary for the carrying on of its business outside the Cayman Islands.

7.	The liability of each member is limited to the amountfrom time to time unpaid on such member's shares.

8.	The share capital of the Company is US$50,000 divided into 50,000,000 shares of a nominal or par value of US$0.001 each.

9.	The Company may exercise the power contained in the Companies Law to deregister in the Cayman Islands and be registered by way of continuation in another jurisdiction.

We, the undersigned, are desirous of being formed into a company pursuant to this Memorandum of Association and the Companies Law, and we hereby agree to take the numbers of shares set opposite our respective names below.

Dated this 3rd day of September, 2010

[SEAL]

SIGNATURE, NAME, OCCUPATION AND	NUMBER OF SHARES
ADDRESS OF SUBSCRIBER	TAKEN BY SUBSCRIBER
CODAN TRUST COMPANY (CAYMAN) LIMITED,	One (1)
a Cayman Islands Company of:

Cricket Square, Hutchins Drive,
P.O. Box 2681
Grand Cayman KY1-1111
Cayman Islands

by :

/s/ Sharon Pierson
Sharon Pierson

/s/ Theresa L. Pearson-Thomas
Theresa L. Pearson-Thomas Witness to the above signature

Address: Cricket Square, George Town,
  Grand Cayman

Occupation:   Corporate Administrator

CERTIFIED TO BE A TRUE AND CORRECT COPY

SIG.	/s/ Flossiebell M. Maragh
Flossiebell M. Maragh Assistant Registrar
Date.	3rd September, 2010

[SEAL]